Exhibit 1.01

LOGITECH INTERNATIONAL S.A.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM JANUARY 1 TO DECEMBER 31, 2014

SECTION ONE: INTRODUCTION

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). In this Conflict Minerals Report (“CMR”), references to “Logitech”, the “Company”, “we”, “us” or “our” refer to Logitech International S.A. and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Logitech manufactures or contracts to manufacture products that may contain gold, tantalum, tin and tungsten (“3TG”) that are necessary to the functionality or production of the products. Accordingly, the Company has undertaken the measures described in this CMR to trace the origin of these minerals and whether they may have been sourced from the Democratic Republic of Congo (“DRC”) or any of its adjoining countries (collectively, the “Covered Countries”).

1. Company Overview

Logitech International S.A., together with its consolidated subsidiaries, (“Logitech” or the “Company”) is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, we develop and market innovative hardware and software products that enable or enhance digital navigation, music and video entertainment, gaming, social networking, and audio and video communication over the Internet and home-entertainment control.

Logitech was founded in Switzerland in 1981, and Logitech International S.A. has been the parent holding company of Logitech since 1988. Logitech International S.A. is a Swiss holding company with its registered office in Apples, Switzerland, which conducts its business through subsidiaries in Americas (including North and South America), EMEA (Europe, Middle East, Africa) and Asia Pacific (including, among other countries, China, Taiwan, Japan and Australia). Shares of Logitech International S.A. are listed on both the Nasdaq Global Select Market, under the trading symbol LOGI, and the SIX Swiss Exchange, under the trading symbol LOGN.

The Company has two operating segments, peripherals and video conferencing. Logitech’s peripherals segment encompasses the design, manufacturing and marketing of peripherals for personal computers (“PCs”), tablets and other digital platforms. The Company’s video conferencing segment offers scalable high-definition (“HD”) video communications endpoints, HD video conferencing systems with integrated monitors, video bridges and other infrastructure software and hardware to support large-scale video deployments, and services to support these products.

SECTION TWO: LOGITECH PRODUCTS

The Table 1 below lists the product categories developed and marketed by Logitech for the reporting period from January 1 to December 31, 2014. These products are more fully described in our Annual Report, which can be accessed on our Web site or on the Securities and Exchange Commission’s Web site at http://www.sec.gov, and the reports we file that are published by the SIX Swiss Exchange may be accessed at: http://www.six-exchange-regulation.com/obligations/management_transactions_en.html.

The vast majority of the Logitech products are electronic devices which include electronic and electrical components and semiconductors. Because of their specific properties, the 3TG are widely used in semiconductors and in electronic components generally and, by way of consequence, in the consumer electronics industries. This is why Logitech has considered that almost all of its product categories may potentially include one or several Conflict Mineral(s). Accordingly, Logitech has included in the scope of its Conflict Minerals plan all products qualifying as electronic devices. The only product categories that have been excluded from the scope of the Conflict Minerals plan are those related to so-called “passive devices”, namely devices which do not include electronic or electric components, nor any semi-conductors, nor any other metallic component made of any of the 3TG. These excluded categories are included in Table 1, below and consist of: (i) folio protective cases for tablets; (ii) protective cases for smartphones and other non-electronic, non-electric accessories for smartphones (such as tilt panels, car mounts); (iii) mouse pads.

Table 1: List of Logitech DRC Conflict Undeterminable Products

Product Category	Products	Potentially include “ConflictMinerals” (Yes / No)	DRC Conflict Status
PC Gaming	Gaming mice, keyboards, headsets and other controllers (e.g. steering wheel, joystick, gamepad)	Y	DRC Conflict undeterminable
	Mouse pad (hard pad, cloth pad)	N	Not Applicable

Tablet & Other Accessories	Tablet keyboard and other accessories	Y	DRC Conflict undeterminable

	Folio protective cases (without keyboard)	N	Not Applicable

	Smartphone battery packs	Y	DRC Conflict undeterminable

	Smartphone cases, tilt panel, drive mount	N	Not Applicable

Mobile Speakers	Includes portable wireless Bluetooth speakers.	Y	DRC Conflict undeterminable

Pointing Devices	PC related mice, trackpads, touchpads, and presenters	Y	DRC Conflict undeterminable

PC Keyboards & Desktops	Includes PC keyboards, keyboards used in living rooms and keyboard/mice combo products.	Y	DRC Conflict undeterminable

Audio-PC & Wearables	PC speakers, PC headsets, and in-ear headphones	Y	DRC Conflict undeterminable

Video	Retail webcam products as well as Unified Communications webcams	Y	DRC Conflict undeterminable

Remotes	Harmony remote controls	Y	DRC Conflict undeterminable

Other (products we currently intend to transition out or have already transitioned out)	This category comprises a variety of products out of which we currently intend to transition, or have transitioned, because they are no longer strategic to our business. Products currently included in this category include TV camera, Digital Video Security (DVS), other gaming and music products, including over-ear headphones, TV and home speakers, Google TV products, and PC Keyboards & Desktops accessories.	Y	DRC Conflict undeterminable

Video conferencing (sold under the brand “Lifesize”)	HD video communication endpoints, HD video conferencing systems with integrated monitors, video bridges and other infrastructure	Y	DRC Conflict undeterminable

Logitech is currently transitioning out certain products in its peripherals operating segment. These are identified in Table 1 above under “Other”. Logitech has included in the scope of its Conflict Minerals plan any product under this category that has been manufactured or marketed during the reporting period from January 1 to December 31, 2014.

Logitech may modify in the future the above categorization of its products in line with the requirement to adapt the category classification to business needs.

SECTION THREE: CONFLICT MINERALS DETERMINATION

For the reporting period from January 1 to December 31, 2014, Logitech conducted due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture, after January 1st, 2014, for which the results of our reasonable country of origin inquiry and the diligence measures conducted on these conflict minerals were as follows:

•	We were not able to obtain adequate information from our supply chain to be able to make any determination as to the source of these conflict minerals.

These conflict minerals we define collectively as the “CMR conflict minerals” (the “CMR Conflict Minerals”).

Therefore, these products that we manufacture that are subject to the reporting obligations of Rule 13p-1 are “DRC conflict undeterminable”, because we have been unable to determine the origin of the 3TG they contain or to determine whether they came from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. (Please also refer to Table 1 within this report for additional details).

The Company continues to implement and pursue processes to ensure in the future that it is able to obtain the information necessary to make a determination.

SECTION FOUR: DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of our products to ascertain whether these conflict minerals originated in the Covered Countries and financed or benefitted non-state armed groups in any of these countries.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1.	establish strong Company management systems for conflict minerals supply chain due diligence;

2.	identify and assess conflict minerals risks in our supply chain;

3.	design and implement strategies to respond to conflict minerals risks identified;

4.	contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations;

5.	report on our conflict minerals supply chain due diligence activities.

Due Diligence Measures Performed

Logitech’s due diligence measures were based on multi-industry initiatives with the smelters and refiners of conflict minerals who provide those conflict minerals to Logitech’s suppliers. As a purchaser, Logitech is many steps removed from the mining of the conflict minerals; Logitech does not purchase raw ore or unrefined conflict minerals, and does no purchasing in the Covered Countries. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. For downstream users like Logitech, it is not possible to determine the origin of conflict minerals without information and clarification from suppliers and smelters.

As a member in the Conflict Free Sourcing Initiative (the “CFSI”), we leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines in the Democratic Republic of the Congo or any of its adjoining countries.

Our due diligence measures included the following activities:

1)	We utilised the already established internal team to implement Logitech’s Conflict Minerals Program again in 2014. The core team members are comprised from the following business units: Sustainability; Lifesize Compliance; Global Sourcing; Supplier Development Team; Legal; Investor Relations and Finance;

2)	We maintained public availability of a Conflict Mineral Policy in 2014 at: http://www.logitech.com/assets/51186/logitech-policy-on-conflict-minerals-jan-2014-signed.pdf;

3)	We established requirements and incorporated these requirements into our standard supplier contracts to define Logitech expectations of suppliers regarding sourcing of conflict minerals and reporting of information to Logitech. These requirements have been provided in our contracts as we entered into new supplier contracts or renewed existing ones. We have amended a certain number of supplier contracts that have been in place for several years. We continue to pursue flow down clauses with all impacted suppliers. In the meantime we are working with the relevant suppliers to insure they provide the 3TG sourcing information until the contracts can be amended;

4)	We chose to engage with all our direct suppliers of materials, parts, components or products containing 3TG based on the widespread use of 3TG (“3TG Direct Suppliers”). Given our position in the supply chain, we relied heavily on our first-tier suppliers to provide information about the sources of the 3TG used in our products and to identify whether those sources may be from the DRC or an adjoining country;

5)	We conducted a survey of our 3TG Direct Suppliers using the CFSI Conflict Minerals Reporting Template (the “Template”), which included questions about the location or mine of origin, and obligated those suppliers to make similar efforts to survey their supply chain using the Template and report the facilities and location or mine of origin for necessary conflict minerals. We elected to use this Template as it is the most commonly used tool in numerous industries, thus easing the potential confusion and burden for our suppliers;

6)	We received responses from 95.86% of the 3TG Direct Suppliers. We reviewed the responses against the criteria designed to evaluate the adequacy of responses. These criteria include, but are not limited to, untimely or incomplete responses as well as inconsistencies within the data reported in the Template;

7)	We compared the facilities identified by relevant 3TG Direct Suppliers via the supply chain survey against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold, such as the Conflict-Free Smelter List (“CFS List”) published by the Conflict Free Sourcing Initiative (“CFSI”); and, where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by the CFSI;

8)	Based on the data collected to-date, the main risks we have identified are related to the lack of data and the quality of the data. The vast majority of the responses received from suppliers provided data at a company level or were unable to specify the smelter or refiners used in their supply chain. We are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in products supplied to us or to validate that any of the smelters of refiners provided by our suppliers are actually in our supply chain; and

9)	We supported the CFSI Conflict-Free Smelter Program, and required relevant 3TG Direct Suppliers in Logitech supply chain to encourage the facilities in their supply chain to participate in the CFSI Conflict-Free Smelter Program.

SECTION FIVE: DUE DILIGENCE DETERMINATION

Survey Responses

We reviewed the responses received from our 3TG Direct Suppliers resulting from the survey carried out using the Template.

Responses included the names of 423 entities listed by our suppliers as smelters or refiners. 38.06% (161) of these entities were identified as certified Conflict-Free using the CFSI Compliant Smelter and Refiner Lists. This represents a significant progress compared to calendar year 2013 report, in which Logitech had identified 57 smelters or refiners certified as Conflict-Free, which represented 15.66% of all smelters entities listed by our suppliers.

Table 2: Logitech’s determination for each Conflict Mineral in 2014

Metal	Smelters and refiners verified as conflict-free or in the audit process	Countries of origin status
Tantalum	39 of 48 (81%)	DRC Conflict undeterminable

Tin	51 of 153 (33%)	DRC Conflict undeterminable

Tungsten	32 of 62 (52%)	DRC Conflict undeterminable

Gold	80 of 160 (50%)	DRC Conflict undeterminable

The remaining 262 processing facilities could not be determined to be conflict-free and so the responses could not be validated and their status is deemed unknown. At the time of reporting, 41 are in the process of certification via CFSP.

Logitech supports the refinement and expansion of the list of participating smelters through its membership in the CFSI program.

A small minority of suppliers provided information at a product level or product category level. However all of these suppliers were unable to identify specifically the smelters whose 3TG went into parts supplied to Logitech.

The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used for components supplied to Logitech. Thus, our suppliers were unable to represent to us that 3TG from the entities they listed had actually been included in components they supplied to Logitech. In addition, 262 processing facilities were not validated as in fact being smelters or refiners.

We have therefore elected not to present the smelter and refiner names in this report, with the exception of the conflict-free smelters sourcing from Covered Countries. Please see table 3 below for further information on these facilities and their country of origin

Table 3: List of Conflict Free Smelters Determination for Logitech Products

Metal	Smelter Name	Smelter ID	Smelter country	Conflict Mineral Free (CMF) Status
Gold	Aida Chemical Industries Co. Ltd.	CID000019	JAPAN	CMF

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY	CMF

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	CMF

Gold	AngloGold Ashanti Córrego do Sítio Minerção	CID000058	BRAZIL	CMF

Gold	Argor-Heraeus SA	CID000077	SWITZERLAND	CMF

Gold	Asahi Pretec Corporation	CID000082	JAPAN	CMF

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	CMF

Gold	Aurubis AG	CID000113	GERMANY	CMF

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	CMF

Gold	Boliden AB	CID000157	SWEDEN	CMF

Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	CMF

Gold	CCR Refinery – Glencore Canada Corporation	CID000185	CANADA	CMF

Gold	Cendres + Métaux SA	CID000189	SWITZERLAND	CMF

Gold	Chimet S.p.A.	CID000233	ITALY	CMF

Gold	Dowa	CID000401	JAPAN	CMF

Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN	CMF

Gold	Heimerle + Meule GmbH	CID000694	GERMANY	CMF

Gold	Heraeus Ltd. Hong Kong	CID000707	HONG KONG	CMF

Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY	CMF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801	CHINA	CMF

Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	CMF

Gold	Istanbul Gold Refinery	CID000814	TURKEY	CMF

Gold	Japan Mint	CID000823	JAPAN	CMF

Gold	Jiangxi Copper Company Limited	CID000855	CHINA	CMF

Gold	Johnson Matthey Inc	CID000920	UNITED STATES	CMF

Gold	Johnson Matthey Ltd	CID000924	CANADA	CMF

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	CMF

Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	CMF

Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	CMF

Gold	Kazzinc Ltd	CID000957	KAZAKHSTAN	CMF

Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES	CMF

Gold	Kojima Chemicals Co., Ltd	CID000981	JAPAN	CMF

Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	CMF

Gold	L’ azurde Company For Jewelry	CID001032	SAUDI ARABIA	CMF

Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF	CMF

Gold	Materion	CID001113	UNITED STATES	CMF

Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	CMF

Gold	Metalor Technologies (Hong Kong) Ltd	CID001149	HONG KONG	CMF

Gold	Metalor Technologies (Singapore) Pte. Ltd.	CID001152	SINGAPORE	CMF

Gold	Metalor Technologies SA	CID001153	SWITZERLAND	CMF

Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES	CMF

Gold	Met-Mex Peñoles, S.A.	CID001161	MEXICO	CMF

Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	CMF

Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	CMF

Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	CMF

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY	CMF

Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	CMF

Gold	Nihon Material Co. LTD	CID001259	JAPAN	CMF

Gold	Ohio Precious Metals, LLC	CID001322	UNITED STATES	CMF

Gold	Ohura Precious Metal Industry Co., Ltd	CID001325	JAPAN	CMF

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CID001326	RUSSIAN FEDERATION	CMF

Gold	OJSC Kolyma Refinery	CID001328	RUSSIAN FEDERATION	CMF

Gold	PAMP SA	CID001352	SWITZERLAND	CMF

Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	CMF

Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	CMF

Gold	PX Précinox SA	CID001498	SWITZERLAND	CMF

Gold	Rand Refinery (Pty) Ltd	CID001512	SOUTH AFRICA	CMF

Gold	Royal Canadian Mint	CID001534	CANADA	CMF

Gold	Schone Edelmetaal	CID001573	NETHERLANDS	CMF

Gold	SEMPSA Joyería Platería SA	CID001585	SPAIN	CMF

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622	CHINA	CMF

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	CMF

Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN	CMF

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	CMF

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	CMF

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CID001916	CHINA	CMF

Gold	Tokuriki Honten Co., Ltd	CID001938	JAPAN	CMF

Gold	Umicore Brasil Ltda	CID001977	BRAZIL	CMF

Gold	Umicore Precious Metals Thailand	CID002314	THAILAND	CMF

Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	BELGIUM	CMF

Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES	CMF

Gold	Valcambi SA	CID002003	SWITZERLAND	CMF

Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA	CMF

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	CMF

Gold	Zijin Mining Group Co. Ltd	CID002243	CHINA	CMF

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA	CMF

Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA	CMF

Tantalum	Duoluoshan	CID000410	CHINA	CMF

Tantalum	Exotech Inc.	CID000456	UNITED STATES	CMF

Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	CMF

Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	CMF

Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES	CMF

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA	CMF

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501	CHINA	CMF

Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND	CMF

Tantalum	H.C. Starck GmbH Goslar	CID002545	GERMANY	CMF

Tantalum	H.C. Starck GmbH Laufenburg	CID002546	GERMANY	CMF

Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY	CMF

Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES	CMF

Tantalum	H.C. Starck Ltd.	CID002549	JAPAN	CMF

Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550	GERMANY	CMF

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	CMF

Tantalum	Hi-Temp	CID000731	UNITED STATES	CMF

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	CMF

Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	CMF

Tantalum	KEMET Blue Metals	CID002539	MEXICO	CMF

Tantalum	KEMET Blue Powder	CID002568	UNITED STATES	CMF

Tantalum	King-Tan Tantalum Industry Ltd	CID000973	CHINA	CMF

Tantalum	LSM Brasil S.A.	CID001076	BRAZIL	CMF

Tantalum	Metallurgical Products India (Pvt.) Ltd.	CID001163	INDIA	CMF

Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL	CMF

Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN	CMF

Tantalum	Molycorp Silmet A.S.	CID001200	ESTONIA	CMF

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	CMF

Tantalum	Plansee SE Liezen	CID002540	AUSTRIA	CMF

Tantalum	Plansee SE Reutte	CID002556	AUSTRIA	CMF

Tantalum	QuantumClean	CID001508	UNITED STATES	CMF

Tantalum	RFH Tantalum Smeltry Co., Ltd	CID001522	CHINA	CMF

Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION	CMF

Tantalum	Taki Chemicals	CID001869	JAPAN	CMF

Tantalum	Telex	CID001891	UNITED STATES	CMF

Tantalum	Ulba	CID001969	KAZAKHSTAN	CMF

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CID002307	CHINA	CMF

Tantalum	Zhuzhou Cement Carbide	CID002232	CHINA	CMF

Tin	Alpha	CID000292	UNITED STATES	CMF

Tin	China Rare Metal Materials Company	CID000244	CHINA	CMF

Tin	Cooper Santa	CID000295	BRAZIL	CMF

Tin	CV United Smelting	CID000315	INDONESIA	CMF

Tin	Dowa	CID000402	JAPAN	CMF

Tin	EM Vinto	CID000438	BOLIVIA	CMF

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538	CHINA	CMF

Tin	Magnu’s Minerais Metais e Ligas LTDA	CID002468	BRAZIL	CMF

Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	CMF

Tin	Melt Metais e Ligas S/A	CID002500	BRAZIL	CMF

Tin	Metallo Chimique	CID001143	BELGIUM	CMF

Tin	Mineração Taboca S.A.	CID001173	BRAZIL	CMF

Tin	Minsur	CID001182	PERU	CMF

Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	CMF

Tin	OMSA	CID001337	BOLIVIA	CMF

Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	CMF

Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	CMF

Tin	PT Bangka Putra Karya	CID001412	INDONESIA	CMF

Tin	PT Bangka Tin Industry	CID001419	INDONESIA	CMF

Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA	CMF

Tin	PT Bukit Timah	CID001428	INDONESIA	CMF

Tin	PT DS Jaya Abadi	CID001434	INDONESIA	CMF

Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA	CMF

Tin	PT Mitra Stania Prima	CID001453	INDONESIA	CMF

Tin	PT Panca Mega Persada	CID001457	INDONESIA	CMF

Tin	PT Prima Timah Utama	CID001458	INDONESIA	CMF

Tin	PT REFINED BANGKA TIN	CID001460	INDONESIA	CMF

Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA	CMF

Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	CMF

Tin	PT Tambang Timah	CID001477	INDONESIA	CMF

Tin	PT Timah (Persero), Tbk	CID001482	INDONESIA	CMF

Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	CMF

Tin	Thaisarco	CID001898	THAILAND	CMF

Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL	CMF

Tin	Yunnan Tin Company, Ltd.	CID002180	CHINA	CMF

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA	CMF

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	CMF

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	CMF

Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES	CMF

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA	CMF

Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	CMF

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	CMF

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	CMF

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CID002011	VIETNAM	CMF

Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA	CMF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	CMF

Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	CMF

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin –

Through our participation in CFSI, the OECD implementation programs, and requesting our suppliers to complete The Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain, as outlined in Section Four “Due Diligence Measures” above.

SECTION SIX: NEXT STEPS

Logitech will undertake the following steps, during the next compliance period, with the intention of further mitigating the risk that its supply chain sourcing, utilizing necessary conflict minerals may benefit armed groups, including:

•	Attempting to increase the response rate of suppliers and improve the content of the responses by contracting a third party specialist to engage with these suppliers on an individual basis to understand their challenges in compliance and support their transition.

•	Requesting relevant suppliers to request smelters to participate in obtaining a conflict free designation from an industry program such as the EICC/GeSI Conflict Free Smelter program.

•	Attempting to validate supplier responses using information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC/GeSI) Conflict Free Smelter program to which we provide financial support.

•	Increasing the number of relevant supplier contracts that include our requirements or obtaining industry standards demonstration of implementation of our standards, by utilising the Conflict Minerals Report template.

•	Future Non-Conformance: Discontinue doing business with any Logitech Suppliers whom are unable to meet our Conflict Minerals Policy.